Exhibit 99.10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 22 to the Registration Statement on Form N-4 (No. 333-033-37722) (the “Registration Statement”) of our report dated May 22, 2019, relating to the statutory financial statements of MONY Life Insurance Company for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
April 29, 2021